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Acquisition Agreement MCTC Lelantos (89).docx

DocuSign Envelope ID: CC4701D2-B4CE-4F81-BCC6-0908F6B01524

IN AGREEMENT:

FOR MCTC

DocuSigned by:

X ______________________

C9A78A0EE229477...

ARMAN TABATABAEI - CEO

DATE: 2/12/2020

DocuSigned by:

X ______________________

9A758F2226B74C5...

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

FOR LELANTOS

X ______________________

MA HELEN M AM IS

DATE: 2-12-20

(END OF AGREEMENT)

ACQUISITION AGREEMENT

DATED AS OF FEBRUARY 4, 2020

BY AND BETWEEN

MCTC HOLDINGS, INC.

AND

LELANTOS BIOTECH, INC.

THIS ACQUISITION AGREEMENT (“Agreement”) is entered into as of February 12, 2020 (the “Effective Date”), by and between MCTC Holdings, Inc., a Delaware corporation (“MCTC” or “Buyer”), Lelantos Biotech, Inc., a privately held Wyoming Corporation (“Lelantos” or “Seller”), and the Owners of Lelantos (the “Owners”).

MCTC, Lelantos and the Owners are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Lelantos is involved in various aspects of research and development in areas that are of interest to MCTC.

WHEREAS, MCTC wishes to acquire, for valuable consideration, all assets of Lelantos and all outstanding shares of Lelantos in a 100% acquisition of Lelantos (the “Acquisition”).

WHEREAS, Lelantos is a recently created corporation and has assets consisting only of intellectual property in the form of trade secrets relative to cannabinoid delivery systems, has no liabilities and no other business operations.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, agreements and covenants herein contained, the Parties agree as follows.

SECTION ONE - PURCHASE PRICE

1.1 The Purchase Price to be paid by MCTC for Lelantos shall be:

Four Hundred Thousand (400,000) common shares of MCTC (the “Acquisition Shares”) to be paid immediately and Five Hundred Thousand Dollars ($500,000) in the form of Seller’s Acquisition Notes payable to the owners of Lelantos, (the “Seller’s Acquisition Notes”) under the terms outlined herein.

1.2 Acquisition of All Assets. MCTC shall acquire all outstanding shares of Lelantos and all intellectual property assets.

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

1.3 Closing. The Closing shall take place as soon as the following conditions are met:

The Parties agree to all terms in the Agreement and each Party delivers an executed copy to the other Party.

The Respective Board of Directors of both MCTC and Lelantos unanimously pass and unanimously sign such resolutions authorizing this transaction.

Each Party receives the stated deliveries at Closing, as outlined herein.

1.4 Delivery at Closing. The Parties shall deliver the following at closing:

MCTC shall deliver:

●	Duly signed the resolution of the board of directors authorizing this transaction.

●	Issuance of the Acquisition Shares.

●	Issuance of the Acquisition Notes to the owners of Lelantos.

Lelantos shall deliver:

●	Signed Agreement authorizing the transaction.

SECTION TWO - REPRESENTATIONS AND AGREEMENT CONCERNING THE ACQUISITION

2.1 Representations of Lelantos. Lelantos hereby represents to MCTC, subject to those exceptions set forth in the Disclosure Schedule, as of the date of this Agreement and as of the Closing as follows:

(a) Organization of Sellers. Lelantos is a corporation duly organized, validly existing and in good standing under the laws of Wyoming.

(b) Authorization of Transaction. Lelantos has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, subject to the approval thereof by the holders of at least a majority in combined voting power of the outstanding shares of Lelantos’s common stock, par value $0.001 per share (the “Stockholder Approval”). This Agreement and the other Transaction Documents to which Lelantos is a party constitute the valid and legally binding obligation of Lelantos, enforceable in accordance with their respective terms and conditions, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and other similar Legal Requirements affecting creditors’ rights and remedies generally. As of the date hereof, the Lelantos board of directors has approved and declared advisable this Agreement and the transactions contemplated hereby.

(c) Non-contravention. Neither the execution and delivery of this Agreement and the Transaction Documents to which Lelantos is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Seller is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets are subject.

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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(d) Litigation. Lelantos is not a party to any pending or, to Lelantos’s knowledge, threatened Proceeding which would reasonably be expected to affect the legality, validity or enforceability of, or prohibit the consummation of, the transactions contemplated by this Agreement.

(e) Lelantos was created as a corporate entity on December 1, 2019. Lelantos has no other assets, except those listed in Appendix A. It has no liabilities. It has no employees.

2.2 Representations of MCTC. MCTC hereby represents to Leantos as of the date of this Agreement and as of the Closing as follows:

(a) Organization of Sellers. MCTC is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b) Authorization of Transaction. MCTC has the corporate power and authority to execute and deliver this Agreement and the other documents to which it is a party and to perform its obligations hereunder and thereunder. MCTC’s states it does not require a full shareholder vote to enter into and close upon this Agreement.

(c) Non-contravention. Neither the execution and delivery of this Agreement and the transaction documents to which MCTC is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which any Seller is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets are subject.

(d) Litigation. MCTC is not a party to any undisclosed, pending or, to MCTC’s knowledge, threatened proceedings, which would reasonably be expected to affect the legality, validity or enforceability of, or prohibit the consummation of, the transactions contemplated by this Agreement.

SECTION THREE - CONSIDERATION TO BE PAID TO LELANTOS AND/OR ITS OWNERS

3.1 Common Stock Consideration - MCTC will pay Owner, Mount Fire, LLC, a Nevada limited liability company Four Hundred Thousand (400,000) restricted common shares (the “Acquisition Shares”) in MCTC upon closing. Registration rights for these shares are outlined herein. These Acquisition Shares shall be subject to sales restrictions as outlined in Section Four.

3.2 Consideration in Form Acquisition Notes - As consideration for the Acquisition, MCTC agrees to issue to the owners of Lelantos Seller’s Acquisition Notes with the value of Five Hundred Thousand Dollars ($500,000). These Seller’s Acquisition Notes Mature on May 31, 2020.

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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SECTION FOUR - CONCERNING THE ACQUISITION SHARES

4.1 Sales of Acquisition Shares shall be subject to a leak out agreement as follows:

●	The first One Hundred Thousand shares are eligible at any time.

●	The remaining 300,000 will be eligible for sale at the rate of 100,000 shares during any thirty-day (30) period.

●	The leak out can be canceled at any time by the MCTC board of directors based on majority vote of the directors.

4.2 Registration Rights for Acquisition Shares. Within Fourteen (14) days of the Effective Date of this Agreement, MCTC will cause a registration statement to be filed with the Securities & Exchange Commission to register the Acquisition Shares.

SECTION FIVE - CONCERNING THE ACQUISITION NOTES AND SHARES

5.1 The Acquisition Notes shall be issued to the Owners as directed by the general manager of Lelantos as outlined in the Seller’s Acquisition Notes.

5.2 The Owners will hold certain registration rights as outlined in the Seller’s Acquisition Notes.

5.3 The Owners will hold certain anti-dilution rights as outlined in the Seller’s Acquisition Notes.

5.4 The Owners will hold limited conversion rights as outlined in the Seller’s Acquisition Notes.

5.5. The Owners will be subject to leak out sales agreements as outlined in the Seller’s Acquisition Notes

SECTION SIX - OTHER PROVISIONS OF THE AGREEMENT

6.1 Disagreements - Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. MCTC agrees to pay for all reasonable costs of any such arbitration.

6.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses known to the Parties.

6.3 Cumulative Remedies. Except to the extent expressly provided to the contrary, the rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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6.4 Equitable Relief. The Parties acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

6.5 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

6.6 Successor and Assigns. The rights evidenced hereby shall be binding upon and shall inure to the benefit of the Parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

6.7 Headings The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.8 Amendment and Modification; Waiver. Except as otherwise provided herein, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.9 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

6.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Californa in each case located in the County of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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6.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.14 No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

End of Agreement Text - Signature Page(s) to Follow)

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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IN AGREEMENT:

FOR MCTC

/s/ Arman Tabatabaei
ARMAN TABATABAEI - CEO
DATE: 2/12/2020

/s/ Robert L. Hymers
ROBERT L. HYMERS - CFO
DATE: 2/12/2020

FOR LELANTOS

MA HELEN M AM IS
DATE:

(END OF AGREEMENT)

February 2020 - Acquisition Agreement Between MCTC Holdings, Inc. and Lelantos Biotech, Inc. - Not For Public Release Without Permission

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SELLERS ACQUISITION NOTE

Principal Amount: $225,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement between MCTC Holdings, Inc. and Lelantos, Inc., a Wyoming Corporation, dated February 4, 2020, MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order Ma Helen M. Am Is, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

a) SECTION ONE - GENERAL TERMS

b) 1.1. Maturity Date. The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

(a) 1.2. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fifteen percent (15%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(b) 1.3. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (the “Alternative Payment Period”)

(c) 1.4. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

(d) 1.5. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”) or (“Buy Out Option”).

c) SECTION TWO - EVENTS OF DEFAULT

(a) 2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(b) 2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

(i) 2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

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b. The Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c. The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

(c) 2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.

(d) 2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after the original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

d) SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

e) In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the holder shall two options for repayment: 1) An Alternative Payment Stake, or 2) Buy Out Option.

f) 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the Holder will have the option, not -withstanding the limitations outlined in Section Six, but not the obligation, at anytime after August 4, 2020 to have the Note satisfied by converting the outstanding value into a 6.75% (0.0675) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated 6.75% (0.0675) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

(a) 3.2 Registration. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, prior to June 27, 2020, the Company will cause a registration statement to be filed with the Securities & Exchange Commission to register the underlying common shares represented by the Alternative Payment Stake, should the Holder request such registration prior to June 15, 2020. At anytime after June 15, 2020, any Holder will have the right to request registration of any common shares received under this agreement and the Company shall have an obligation to register the shares within 90 days of any such notification.

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(b) 3.3. Buy Out Option. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, to force repayment of the Note via exercise of a Buy Out Option. Anytime after the Note is outstanding for at least one (1) year, the Holder has the option to elect repayment of the Note in cash at forty percent (40%) of the value that would have been received if the option for the Alternative Payment Stake had been exercised. The calculation for the Buy Out Option is as follows: On the date of the election for the Buy Out Option, the cash value would be total outstanding common shares of the Company on the day of election, times 6.75% (0.0675), times the average closing price of the common shares over the preceding 30 trading days, times 40%. The Company shall have ninety (90) days to make this payment in cash to the Holder.

(i) SECTION FOUR – ANTI-DILUTION RIGHTS

(ii) 4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakes shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

(iii) 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alternative Payment Stakes.

(iv) 4.2.1 Relative to any Alternative Payments Stakes. Assuming the underlying shares held were registered by MCTC as outlined in Section 1.6 and converted, holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered as outlined in Section 1.6, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of three (3) years after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

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(v) 4.2.2. Relative to Acquisition Notes. Holders of Acquisition Notes shall have unlimited anti-dilution rights for a period of five (5) years from the date of the

Notes. These rights are absolute and shall be broadly interpreted in favor of the holder of the Acquisition Notes. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions were requested by Acquisition Note holders.

(vi) SECTION FIVE - CONVERSION

(vii) 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(viii) 5.2. Company’s Failure to Timely Convert. If within five (5) Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

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(ix) 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

(i) 6.1. Leak Out Provision on Alternative Payments Stakes. The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period. Holders of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen-day trading period after conversion.

(ii) 6.2. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

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(iii) 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

(iv) SECTION SEVEN OTHER PROVISIONS

(d) 7.1. Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by the Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

(e) 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

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(i) 7.3. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(ii) 7.4. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

g) 7.5. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

h) SECTION EIGHT REISSUANCE OF THIS NOTE

(a) 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b) 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

(c) 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

i) SECTION NINE OTHER PROVISIONS

j) 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

k) 9.2 Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

l) 9.3 This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

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m) 9.4 No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

n) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

o) 9.5 If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

p) 9.6 Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

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q) 9.7 If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

r) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Seller’s Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ Arman Tabatabaei
ARMAN TABATABAEI - CEO
DATE: 2/12/2020

/s/ Robert L. Hymers
ROBERT L. HYMERS - CFO
DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date:
Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:
Name:
Title:

SELLERS ACQUISITION NOTE

Principal Amount: $50,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement between MCTC Holdings, Inc. and Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020 and MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order East West Pharma Group, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

a) SECTION ONE - GENERAL TERMS

b) 1.1. Maturity Date. The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

(a) 1.2. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to five percent (5%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(b) 1.3. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (the “Alternative Payment Period”)

(c) 1.4. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

(d) 1.5. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”).

c) SECTION TWO - EVENTS OF DEFAULT

(a) 2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) 2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

(ii) 2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

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b. The Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c. The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

(b) 2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.

(c) 2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

d) SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

e) In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the holder shall two options for repayment via an Alternative Payment Stake.

f) 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the Holder will have the option, not withstanding the limitations outlined in Section Six, but not the obligation, at anytime after August 30, 2020 to have the Note satisfied by converting the outstanding value into a 1.5% (0.015) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated 1.5% (0.015) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

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(i) SECTION FOUR – ANTI-DILUTION RIGHTS

(ii) 4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakess shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

(iii) 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alternative Payment Stakes.

(iv) 4.2.1 Relative to any Alternative Payments Stakes. Holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of one (1) year after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

(v) SECTION FIVE - CONVERSION

(vi) 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

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(vii) 5.2. Company’s Failure to Timely Convert. If within five (5) Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

(viii) 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(b) SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

(i) 6.1. Leak Out Provision on Alternative Payments Stakes. The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period. Holders of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen-day trading period after conversion.

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(ii) 6.2. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

(iii) 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

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(iv) SECTION SEVEN OTHER PROVISIONS

(c) 7.1. Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

(d) 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(i) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(ii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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g) 7.3. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

h) SECTION EIGHT REISSUANCE OF THIS NOTE

(a) 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

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(c) 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

i) SECTION NINE OTHER PROVISIONS

j) 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

k) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

l) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

m) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

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n) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

o) If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

p) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

q) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

r) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Seller’s Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ ARMAN TABATABAEI
ARMAN TABATABAEI - CEO
DATE: 2/12/2020

/s/ ROBERT L. HYMERS
ROBERT L. HYMERS - CFO
DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date:
Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:
Name:
Title:

SELLERS ACQUISITION NOTE

Principal Amount: $225,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to the Acquisition Agreement between MCTC Holdings, Inc. and Lelantos, Inc., a Wyoming Corporation, dated February 12, 2020, MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order New Horizons Laboratory Services, Inc., a Wyoming Corporation or the holders assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Acquisition Note was issued pursuant to the Acquisition Agreement dated February 12, 2020 (the “Acquisition Agreement”).

1. SECTION ONE - GENERAL TERMS

1.1. Maturity Date. The “Maturity Date” shall be May 31, 2020, as may be extended at the option of the Holder, or as provided herein.

1.2. No Assignment. This Note is non-assignable.

1.3. 1.3. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fifteen percent (15%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

1.4. 1.4. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein (the “Alternative Payment Period”)

1.5. 1.5. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

1.6. 1.6. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”) or (“Buy Out Option”).

2. SECTION TWO - EVENTS OF DEFAULT

2.1. 2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

2.1.1. 2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

2.1.2. 2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

b. The Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c. The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

2.2. 2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.

2.3. 2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

3. SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

4. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the holder shall two options for repayment: 1) An Alternative Payment Stake, or 2) Buy Out Option.

5. 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the Holder will have the option, not withstanding the limitations outlined in Section Six, but not the obligation, at anytime after August 12, 2020 to have the Note satisfied by converting the outstanding value into a 6.75% (0.0675) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated 6.75% (0.0675) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Acquisition Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

5.1. 3.2 Registration. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, prior to June 27, 2020, the Company will cause a registration statement to be filed with the Securities & Exchange Commission to register the underlying common shares represented by the Alternative Payment Stake, should the Holder request such registration prior to June 15, 2020. At anytime after June 15, 2020, any Holder will have the right to request registration of any common shares received under this agreement and the Company shall have an obligation to register the shares within 90 days of any such notification.

5.2. 3.3. Buy Out Option. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, but not an obligation, to force repayment of the Note via exercise of a Buy Out Option. Anytime after the Note is outstanding for at least one (1) year, the Holder has the option to elect repayment of the Note in cash at forty percent (40%) of the value that would have been received if the option for the Alternative Payment Stake had been exercised. The calculation for the Buy Out Option is as follows: On the date of the election for the Buy Out Option, the cash value would be total outstanding common shares of the Company on the day of election, times 6.75% (0.0675), times the average closing price of the common shares over the preceding 30 trading days, times 40%. The Company shall have ninety (90) days to make this payment in cash to the Holder.

5.2.1. SECTION FOUR – ANTI-DILUTION RIGHTS

5.2.2. 4.1. Absolute Anti-Dilution Rights. Holders of Acquisition Notes and Alternative Payments Stakess shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not requested by the Conversion Noteholders or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

5.2.3. 4.2. Further Anti-Dilution Rights for Acquisition Notes and Alternative Payment Stakes.

5.2.4. 4.2.1 Relative to any Alternative Payments Stakes. Assuming the underlying shares held were registered by MCTC as outlined in Section 1.6 and converted, holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holders to return the Holder to the same percentage ownership in the Company, less any liquidated or sold acquisition shares. If the underlying shares are not registered as outlined in Section 1.6, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of three (3) years after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holders. Furthermore at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

5.2.5. 4.2.2. Relative to Acquisition Notes. Holders of Acquisition Notes shall have unlimited anti-dilution rights for a period of five (5) years from the date of the Notes. These rights are absolute and shall be broadly interpreted in favor of the holder of the Acquisition Notes. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions were requested by Acquisition Note holders.

5.2.6. SECTION FIVE - CONVERSION

5.2.7. 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

5.2.8. 5.2. Company’s Failure to Timely Convert. If within five (5) Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

5.2.9. 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

5.3. SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

5.3.1. 6.1. Leak Out Provision on Alternative Payments Stakes. The holders of the Alternative Payments Stakes shall be bound by a Leak Out Agreement restricting sales of the Acquisition Shares to no more than 30% of total holdings during the first 30 days after clearance of the shares for trading and no more than 25% of the remaining shares during any additional 30 days period. Holders of the Alternative Payments Stake shall be automatically released from the Leak Out Agreement if the average daily dollar trading volume of MCTC common shares exceeds an average of $30,000 per day for any fifteen-day trading period after conversion.

5.3.2. 6.2. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

5.3.3. 6.3. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

5.3.4. SECTION SEVEN OTHER PROVISIONS

5.4. 7.1. Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

5.5. 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

5.5.1. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

5.5.2. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

6. 7.3. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

7. SECTION EIGHT REISSUANCE OF THIS NOTE

7.1. 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

7.2. 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

7.3. 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

8. SECTION NINE OTHER PROVISIONS

9. 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

a) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

b) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

c) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

d) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

e) If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

f) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Seller’s Acquisition Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

/s/ ARMAN TABATABAEI
ARMAN TABATABAEI - CEO
DATE: 2/12/2020

/s/ ROBERT L. HYMERS
ROBERT L. HYMERS - CFO
DATE: 2/12/2020

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date:
Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:
Name:
Title:

INDEPENDENT CONSULTING AGREEMENT

THIS INDEPENDENT CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of February 12, 2019 (the “Effective Date”), by and between MCTC Holdings, Inc., a Delaware corporation (“the Company”), and New Horizons Laboratory Services, Inc., a Wyoming Corporation (the “Consultant”). For the purpose of this Agreement, Consultant and Company shall be collectively referred to as “Parties” and individually as “Party”.

RECITALS

WHEREAS, the Company desires to engage Consultant, and Consultant desires to accept the engagement by the Company, as a consultant to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant, and Consultant hereby accepts the engagement by the Company, to serve as a consultant to the Company. Consultant agrees to perform the services as listed on Exhibit “A” and other related business operations as are reasonably requested from time to time by the Company’s executive officers and/or management team and accepted by Consultant (collectively, the “Services”). The matter and means by which Consultant chooses to perform the Services shall be in Consultant’s sole discretion and control; provided, however, that: (i) Consultant shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards; (ii) Consultant shall report the progress of his Services to the Company’s executive officers.

2. CONSULTANT’S REPRESENTATION. Consultant represents that he has the requisite education, expertise, experience and skill to render the desired SERVICES and Consultant shall perform the SERVICES in a competent and efficient manner. Consultant shall abide by all laws, rules and regulations that apply to the performance of the services.

3. COMPENSATION.

3.1. Monthly Compensation - Starting at the beginning of this Agreement, the Consultant shall receive $10,000 per month, of which $6,000 per month shall be paid in cash and $4,000 deferred with final payment or resolution of the deferred compensation to be determined by agreement of Consultant and the Company.

3.2. Deferred Compensation - The Consultant shall be given long term compensation in the form of a note issued by the Company in the amount of $100,000 due and payable on August 4, 2020. The note shall be non-assignable. The Parties understand that Deferred Compensation is considered earned as of the Effective Date of this Agreement.

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

4. TAXES. Consultant shall be responsible for all state, federal, local and all other taxes.

5. EXPENSES. The Company is not responsible for any out-of-pocket expenses, that Consultant incurs during the course of his Services outlined in this Agreement.

6. INDEPENDENT CONTRACTOR RELATIONSHIP. Consultant’s relationship with the Company shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of the Company and is not authorized to make any representation, contract or commitment on behalf of the Company. Consultant shall not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal or provincial tax authority with respect to Consultant’s performance of the Services and receipt of the Consulting Fees pursuant to this Agreement. Given that the Consultant is an independent contractor, the Company will not withhold or make payments for unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Consultant’s behalf. Consultant agrees to accept exclusive liability for complying with all applicable federal, provincial and local laws governing self-employed individuals, including, without limitation, obligations such as the payment of taxes, disability and other contributions based on the Consulting Fees paid to Consultant. Consultant hereby agrees to indemnify, hold harmless and defend the Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

7. INFORMATION AND INTELLECTUAL PROPERTY RIGHTS. “CONFIDENTIALITY & PROPRIETARY INFORMATION AGREEMENT” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, video interviews, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms (including but not limited to recruiting), software programs, software source documents, computer files and models, and formula related to the past, current, future and proposed products and services of the Company, Company’s suppliers and customers, and includes, without limitation, the Company’s innovations, Company property, and the Company’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, recruiting process, purchasing, manufacturing, client lists (including but not limited to clients’ contact information, i.e. telephone numbers, addresses, contact names, email addresses, and facsimile numbers), business financials, business forecasts, sales and merchandising and marketing plans and information.

Consultant represents that Consultant’s entering into this Agreement, Consultant’s performance of all of the terms of this Agreement and Consultant’s performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between any Consultant and any third party, including, without limitation, any agreement or other arrangement between Consultant and any third party to keep in confidence any proprietary information of another entity acquired by Consultant in confidence or in trust prior to the date of this Agreement. Consultant agrees not to enter into any agreement that conflicts with this Agreement while this Agreement remains in effect.

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

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8. TERM AND TERMINATION.

8.1 Term. This Agreement shall be in effect from the Effective Date (the “Initial Term”) and shall automatically terminate on December 14, 2020, unless the Parties agree to extend Consultant’s Services for an additional time period by mutual written consent. The Parties understand, compensation is considered earned at the time of the signing of this Agreement.

8.2 Termination by Consultant. This Agreement may be terminated, for any reason or no reason at all, by Consultant at any time following the Effective Date by delivering three (3) days’ prior written notice to the Company.

8.3 Termination by the Company. This Agreement may be terminated, for any reason or no reason at all, by the Company at any time following the Effective Date by delivering three (3) days’ prior written notice to Consultant.

8.4 Effect of Termination. The obligations set forth in Sections 4, 5, 6, and 7, as well as any outstanding payment or reimbursement obligations of the Company for Services performed prior to the date of notice of termination, shall survive any termination of this Agreement. Termination shall not affect awards of Series A, conversion rights of Series A, transfer rights of Series A or Put rights of Series A. Upon any termination of this Agreement, Consultant shall promptly deliver to the Company all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.

9. MISCELLANEOUS.

9.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) five (5) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to The Company or to Consultant, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or Consultant may designate by ten (10) days advance written notice to the other Party hereto.

9.2 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, County of Los Angeles, as applied to contracts to be performed entirely within such state.

9.3 Successors and Assigns. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as the Company has specifically contracted for Consultant’s services, which services are unique and personal, Consultant may not assign, subcontract or delegate Consultant’s obligations under this Agreement either in whole or in part to any Party without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s business. Consultant shall have unlimited rights to transfer any and all ownership of Series A.

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

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9.4 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.5 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties hereto.

9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

9.7 Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email, portable document format (or .pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of an original executed counterpart of this Agreement.

9.9 Indemnification and Warranty. The Contractor shall at all times comply with all applicable laws, statutes, ordinances, rules, regulations and other governmental requirements. The Contractor shall indemnify and hold the Company, its directors and officers, and its agents and employees, harmless from any and all claims, causes of action, losses, damage, liabilities, costs and expenses, including attorney fees, arising from the death of or injury to any person, from damage to or destruction of property, or from breach of the warranties in this Section, arising from the provision of services by Contractor, its agents or employees.

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

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9.10 Attorney’s Fees. The Parties agree that the non-prevailing Party will pay all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party to enforce this Agreement or other related agreements.

IN WITNESS WHEREOF, the Parties hereto have executed this CONSULTING AGREEMENT as of the Effective Date.

THE COMPANY: MCTC HOLDINGS, INC.

By:	/s/ Arman Tabatabaei
Chief Executive Officer

By:	/s/ Robert L. Hymers
Chief Financial Officer

NEW HORIZONS LABORATORY SERVICES, INC,

By:	Joe Noel

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

Appendix A - Statement of Work

Research & Development - General R&D services for the Corporation

Product Design - Product design for the Corporation under the direction of management

Product Production - Consulting for the Corporation relative to product production strategy and ongoing execution of the production plan.

Other management consulting functions under the direction of the management of the corporation.

Consulting Contract - MCTC Holdings, Inc. and New Horizons Laboratory Services, Inc. – January 2020 - Not for Public Disclosure Except by Written Permission of the Parties

COMPENSATION NOTE

Principal Amount: $100,000.00

Issuance Date: February 12, 2020

FOR VALUE CONSIDERATION relative to Independent Consulting Agreement between MCTC Holdings, Inc. and New Horizon Laboratory Services, Inc., (“New Horizons”) a Wyoming Corporation, dated February 12, 2020, MCTC HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order New Horizons or the Holder assigned (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Long Term Compensation Note was issued pursuant to the Independent Consulting Agreement dated February 12, 2020 (the “Consulting Agreement”).

1. SECTION ONE - GENERAL TERMS

1.1. Maturity Date. The “Maturity Date” shall be August 4, 2020, as may be extended at the option of the Holder, or as provided herein.

1.2. This Note is non-assignable, unless authorized by the Company.

1.3. 1.3. Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to eight percent (8%) (“Interest Rate”), provided that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to fifteen percent (15%) (“Default Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

1.4. 1.4. Cash Repayment Period. The Company shall pay to the Holder the Principal and Interest on or before the Maturity Date (the “Cash Repayment Period”). If the Company does not pay Principal and Interest during the Cash Repayment Period and prior to the Maturity Date, the Company shall lose the right for cash payment of Principal and Interest and shall pay off the Note upon demand of the Holder any time during the established period and in accordance with the term outlined herein.

1.5. 1.5. Amended Maturity. Should the Company not pay to the Holder the Principal and Interest on or before the Maturity Date, the Maturity Date shall be automatically modified to five (5) years after the Issuance Date. The automatic modification shall not trigger a default.

1.6. 1.6. Alternative Payment. Should the Company not pay the Holder the Principal and Interest during the Cash Repayment Period, the Holder will hold the right to receive payment as outlined herein (the “Alternative Payment Stake”) or (“Buy Out Option”).

2. SECTION TWO - EVENTS OF DEFAULT

2.1. 2.1. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

2.1.1. 2.2. The Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note or provide for conversion as outlined herein;

2.1.2. 2.3. The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

a. The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any Long Term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

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b. The Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or by notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

c. The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note.

2.2. 2.4. Default Prior to Original Maturity Date. During the time that any portion of this Note is outstanding, if any Event of Default occurs prior to the original Maturity Date, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.

2.3. 2.5. Default After the Original Maturity Date. During the time that any portion of this Note is outstanding after the original Maturity Date, if any Event of Default, full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the twenty (20) days preceding the Default.

3. SECTION THREE – ALTERNATIVE PAYMENT OF THE NOTE

4. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the holder shall two options for repayment: 1) An Alternative Payment Stake, or 2) Buy Out Option.

5. 3.1. Alternative Payment Stake. In the event the Maturity Date is extended due to non payment during the Cash Repayment Period, the Holder will have the option, not-withstanding the limitations outlined in Section Six, but not the obligation, at anytime after August 4, 2020 to have the Note satisfied by converting the outstanding value into an eight and one half percent (0.085) fully diluted ownership position in the Company in an Alternative Payment Stake or a percentage of the outstanding value into a prorated amount of the outstanding value into a prorated amount in into a prorated eight and one half (8.5%) fully diluted ownership position in the Company. Upon receiving the Alternative Payment Stake, the Long Term Compensation Noteholder will forgive the accumulated interest amount and this forgiven interest will not factor into any conversion calculation.

5.1. 3.2. Registration. At anytime after June 15, 2020, not-withstanding the limitation in Section 6, the Holder will have the right, but not the obligation, to request registration of any common shares received or to be received under this Note and the Company shall have an obligation to register the shares within 90 days of any such notification.

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5.2. 3.3. Buy Out Option. In the event the Maturity Date is extended due to non-payment during the Cash Repayment Period, the Holder will have the option, to force repayment of the Note via exercise of a Buy Out Option. Anytime after the Note is outstanding for at least one (1) year, the Holder has the option to elect repayment of the Note in cash at forty percent (40%) of the value that would have been received if the option for the Alternative Payment Stake had been exercised. The calculation for the Buy Out Option is as follows: On the date of the election for the Buy Out Option, the cash value would be total outstanding common shares of the Company on the day of election, times 8.5% (0.085), times the average closing price of the common shares over the preceding 30 trading days, times 40%. The Company shall have ninety (90) days to make this payment in cash to the Holder.

5.2.1. SECTION FOUR – ANTI-DILUTION RIGHTS

5.2.2. 4.1. Absolute Anti-Dilution Rights. Holders of Compensation Notes and Alternative Payments Stakes shall be protected by broadly defined anti-dilution rights. MCTC shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, or by any other means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed relative to this absolute anti-dilution right and shall furthermore at all times in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not requested by the Holder or Conversion Shareholders in order to protect these rights against dilution or other impairment, consistent with the tenor and purpose of these rights. Such rights shall pertain to all class of securities on an as-converted to common shares basis.

5.2.3. 4.2. Further Anti-Dilution Rights for Long Term Compensation Notes and Alternative Payment Stakes.

5.2.4. 4.2.1 Relative to any Alternative Payments Stakes. Assuming the underlying shares held were registered by MCTC as outlined in Section 1.6 and converted, holders of Alternative Payments Stakes shall have unlimited anti-dilution rights on the Alternative Payments Stake for one hundred eight two (182) days after conversion. Should any dilutive issuance take place during this period, the Company shall issue additional common shares to the Holder to return the Holder to the same percentage ownership in the Company, less any liquidated or sold Long Term Compensation shares. If the underlying shares are not registered as outlined in Section 1.6, holders of Alternative Payments Stakes shall hold anti-dilution rights for a period of three (3) years after receipt of Alternative Payments Stakes. Should for ANY reason, any holder of Alternative Payments Stakes experience any dilution under the terms outlined above, for any reason, including the issuance of any convertible or preferred security, or any other securities, of any type, the holder shall be immediately granted additional shares so as to maintain percentage ownership. Such rights shall pertain to all class of securities on an as-converted to common shares basis. These rights are absolute and shall be broadly interpreted in favor of the Holder. Furthermore at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions are requested by the Alternative Payments Stakeholders.

5.2.5. 4.2.2. Relative to Long Term Compensation Notes. Holders of Long Term Compensation Notes shall have unlimited anti-dilution rights for a period of five (5) years from the date of the Notes. These rights are absolute and shall be broadly interpreted in favor of the holder of the Long Term Compensation Notes. Furthermore, at all times the Company shall in good faith assist in the carrying out of all the provisions relating to this absolute anti-dilution right and in the taking of all such action whether or not such actions were requested by Long Term Compensation Note holders.

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5.2.6. SECTION FIVE - CONVERSION

5.2.7. 5.1. Conversion Mechanics from Alternative Payment Stakes to Common Shares. The Long Term Compensation shall have limited conversion rights subject to limitations outlined in Section 6. To convert into shares of Common Stock on any date (a “Conversion Date”), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., Los Angeles Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

5.2.8. 5.2. Company’s Failure to Timely Convert. If within five (5) Trading Days after the Company’s receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, the Company shall be placed in Default of the Note and full payment in cash shall be due to the Holder for the full value of the Note on an as converted to common stock basis. The price at which this conversion will take place will be the average closing price of the common shares during the 20 days preceding the Default.

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5.2.9. 5.3. Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

5.3. SECTION SIX – LIMITS TO CONVERSION AND SALES OF ALTERNATIVE PAYMENTS STAKE

5.3.1. 6.1. Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 9.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

5.3.2. 6.2. Other Conversion Limitations. Conversions shall not be allowed should such a conversion (i) violate any provision of the charter, bylaws or other organizational or constitutional documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the holder is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the holder is a party or by which it is bound or to which any of its assets are subject.

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5.3.3. SECTION SEVEN OTHER PROVISIONS

5.4. 7.1. Security Interest. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by the Company to Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Company and Holder are parties and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

5.5. 7.2. Common Share Reserve. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

5.5.1. a. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Note or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid.

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5.5.2. b. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

6. 7.3. Change of Control Conversion. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the Holder of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note

7. SECTION EIGHT REISSUANCE OF THIS NOTE

7.1. 8.1. Transfer. This Note is fully transferable. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

7.2. 8.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 6(d)) representing the outstanding Principal.

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7.3. 8.3. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

8. SECTION NINE OTHER PROVISIONS

9. 9.1 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

a) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any), or convert to common shares as outlined herein, on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

b) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

c) No indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Note.

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d) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE NOTE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

e) If the Company fails to materially comply with the material terms of this Note, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

f) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

g) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Seller’s Long Term Compensation Note to be duly executed by a duly authorized officer as of the date set forth above.

MCTC HOLDINGS, INC.

By:	/s/ Arman Tabatabaei
Name:	Arman Tabatabaei
Title:	CEO

By:	/s/ Robert Hymers
Name:	Robert Hymers
Title:	CFO

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: MCTC HOLDINGS, INC.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding Note into Alternative Conversion Stakes as outlined in the Note Agreement.

Conversion Date:
Principal Amount:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:
Name:
Title:

DocuSign Envelope ID: CC4701D2-B4CE-4F81-BCC6-0908F6B01524

IN AGREEMENT:

FOR MCTC

DocuSigned by:

X ____________________
C9A78A0EE229477...

ARMAN TABATABAEI - CEO

DATE: 2/12/2020

DocuSigned by:

X ____________________
9A756F2228B74C5...

ROBERT L. HYMERS - CFO

DATE: 2/12/2020

FOR LELANTOS

X ____________________

MA HELEN M AM IS

DATE: 2-16-20

(END OF AGREEMENT)

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